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                                                                   Exhibit 10.25

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "Lease"), is made and entered into this 7th day of October, 2003, by and between EVALINA HARWELL ANDREWS, BUCKHEAD INVESTMENTS LLC, a Tennessee limited liability company, SAM K. HARWELL, IV, FRED RUSSELL HARWELL AND JAMES D. HARWELL (hereinafter collectively called "Landlord"), and PINNACLE NATIONAL BANK, a nationally chartered bank (hereinafter called "Tenant").

                                   WITNESSETH:

1. PREMISES.

      Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, hereby leases to Tenant, and Tenant hereby accepts and leases from Landlord, the office building, other improvements and land (the "Premises") situated at the corner of West End Avenue and 23rd Avenue North in Nashville, Davidson County, Tennessee. The Premises is more particularly described on Exhibit "A" attached hereto and incorporated herein by reference. The depiction and location of the Premises as described on Exhibit "A" shall be subject to such changes during the alterations to the Premises made by Tenant and Tenant's contractors, as set forth more fully in Section 9 of this Lease. Upon such changes being approved by Landlord pursuant to said Section 9, Exhibit "A" shall be deemed to have been expressly modified and amended herein in accordance with such changes.

      TO HAVE AND TO HOLD the Premises unto Tenant for the term, and subject to all the covenants, agreements, terms, provisions and conditions as herein set forth.

2. TERM.

      (a). Original Term. The commencement of the term of this Lease shall be the date of delivery of possession of the Premises by the Landlord to the Tenant, which shall be the date Landlord furnishes written notice to Tenant that the current tenant of the Premises (the "Current Tenant") has vacated the Premises (the "Commencement Date"), which date shall not be earlier than January 1, 2004, and the term of this Lease shall end, unless sooner terminated as herein provided, on the day preceding the tenth (10th) anniversary of the Commencement Date (the "Expiration Date"), both dates inclusive (the "Original Term"). The Target Commencement Date is January 1, 2004. In the event the Premises shall not be ready for possession by Tenant on the Target Commencement Date for whatever reason, Landlord shall not be subject to any liability (other than as provided in Section 4 hereof) for the failure to deliver possession on said date, and this Lease shall remain in full force and effect. In such event, the Original Term hereof shall begin on the first day the Premises are thereafter ready for possession, with the Commencement Date and the Expiration Date being extended accordingly. Landlord shall use its good faith efforts to furnish possession to Tenant on the Target Commencement Date, provided, however, Tenant understands and acknowledges that the lease with the Existing Tenant contains an expiration date of May 31, 2004. If the Commencement Date shall be other than the first day of a month, then the Original Term shall be extended for the number of days from the Commencement Date through and including the last day of the calendar month in which the Commencement Date occurs so that the last day of the Original Term will normally fall on the last day of a calendar month.

      (b). Option Term. Tenant shall have and is hereby given two (2) separate options to renew and extend the Original Term of this Lease for a period of five
(5) years each (each of the five (5) year option periods shall hereinafter be referred to separately as the "First Option Term" and the "Second Option Term," and collectively the First Option Term and the Second Option Term shall be referred to as the "Option Terms"). The lease of the Premises during the Option Terms shall be on the same terms and conditions as herein set forth except that the rental to be paid during the period of the Option Terms shall be as hereinafter specifically provided. Tenant shall not have the right to exercise the First Option Term if: (1) Tenant is, or has been, in default beyond the applicable cure period

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under any of the terms, provisions and covenants of the Lease at any time during the Original Term, or (2) Tenant has assigned or sublet any or all of its interest in this Lease. Tenant shall not have the right to exercise the Second Option Term if: (1) Tenant did not exercise the First Option Term, or (2) Tenant is, or has been, in default beyond the applicable cure period under any of the terms, provisions and covenants of the Lease at any time during the Original
Term or the First Option Term, or (3) Tenant has assigned or sublet any or all of its interest in this Lease. In order to exercise the Option Terms, Tenant shall give Landlord written notice of its election at least twelve (12) months prior to the expiration of the Original Term or the First Option Term, whichever is applicable. Upon the furnishing of such notice, this Lease shall thereupon be so extended and renewed without the execution of any other document. Failure by Tenant to notify Landlord of Tenant's exercise of any option herein granted in the manner and within the time period set forth herein shall constitute a waiver of said option to renew, and all subsequent options to renew. All references in this instrument to the term of this Lease shall mean and include the Original Term and the Option Terms.

3. RENT.

      Tenant shall, without deduction, abatement or setoff of any nature whatsoever, pay to Landlord during the first year of the Term beginning on the Commencement Date (as defined herein) of this Lease as rent for the Premises an amount equal to $140,000 per year, or $11,666.67 per month. The rent shall escalate each year thereafter in the Original Term by two percent (2%) annually.

      Rent in the first year of the First Option Term shall equal the greater of: (1) a two percent (2%) increase over the rent paid in year ten (10) of the Original Term, or (2) $140,000 multiplied by the percentage increase in the Consumer Price Index for all items for all Urban Consumers (CPI-U) as published by the Bureau of Labor Statistics for the period from January 1, 2004 to the month preceding the last month of the Original Term. Rent for each successive year during the First Option Term shall escalate by two percent (2%) annually.

      Rent in the first year of the Second Option Term shall equal the greater of: (1) a two percent (2%) increase over the rent paid in year five (5) of the First Option Term, or (2) $140,000 multiplied by the percentage increase in the Consumer Price Index for all items for all Urban Consumers (CPI-U) as published by the Bureau of Labor Statistics for the period from January 1, 2004 to the month preceding the last month of the First Option Term. Rent for each successive year during the Second Option Term shall escalate by two percent (2%) annually.

      Rent is payable in equal monthly installments, in advance and without demand on the first day of each and every month during the term of this Lease to:

      (1) one third of each monthly rent payment shall be paid to Evalina Harwell Andrews, 1624 Chickering Road, Nashville, Tennessee 37215;

      (2) one third of each monthly rent payment shall be paid to Buckhead Investments LLC, 1181 Northmoor Court, Atlanta, Georgia, 30327;

      (3) one ninth of each monthly rent payment shall be paid to Sam Harwell, IV, 42 Wyn Oak, Nashville, Tennessee 37205;

      (4) one ninth of each monthly rent payment shall be paid to Fred Russell Harwell, 3804 Brighton Road, Nashville, Tennessee 37205;

      (5) one ninth of each monthly rent payment shall be paid to James D. Harwell, c/o Fred Russell Harwell, 3804 Brighton Road, Nashville, Tennessee 37205;

(or such other address furnished in writing by Tenant to Landlord following execution of this Lease).

      Tenant shall pay the first monthly installment of rent on the execution of this Lease. In the event that Landlord shall not have received any payment due hereunder within ten (10) days of the date due, Tenant shall pay a late payment fee equal to five percent (5%) of the amount not paid. In the event that the Original Term of this Lease

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shall commence on a date other than on the first day of a calendar month, the
Original Term shall be extended as provided in Section 2 and Tenant shall pay pro rated rent for such period based on the number of days involved multiplied by the then current rent, which payment, together with the rent for the immediately succeeding full calendar month, shall be due and payable on the Commencement Date of the Original Term.

4. RENT ABATEMENT.

   Landlord and Tenant understand that the date of delivery of possession of the Premises and the corresponding commencement of this Lease is subject to the Current Tenant vacating the Premises, as described more fully in Section 2 of this Lease. For each day in which possession is delayed between the Target Commencement Date and the Commencement Date (both as defined in Section 2), Tenant shall be entitled to free rent in the amount of $537 per day (the "Daily Free Rent Abatement Amount"). For example, if the Commencement Date of this Lease is January 31, 2004, Tenant shall be entitled to free rent of $16,647 (31 days times $537 per day) and Tenant, instead of paying the fixed rent of $11,666.67 for each of the months of February and March of 2004, would pay no rent for the month of February 2004, would pay rent of $6687.34 for the month of March 2004, and would pay rent of $11,666.67 for the month of April 2004 and continue to pay the rent set forth in this Lease thereafter. Notwithstanding the foregoing, if this Lease is not executed by both Landlord and Tenant on or before Tuesday, September 30, 2003, despite the good faith efforts of both parties in the negotiation and execution of the Lease, the Daily Free Rent Abatement Amount shall be reduced by each day following September 30, 2003 until the Lease is executed by Landlord and Tenant. For example, if the Lease is fully executed on October 15, 2003 (15 days after September 30, 2003), the Daily Free Rent Abatement Amount to be calculated by the parties for the period of time between the Target Commencement Date and the Commencement Date, as provided in this Section 4, shall be reduced by $8,055.00 (or 15 days times $537.00 per day).

5. NET LEASE.

   This Lease is intended to be, and shall be construed as, an absolutely net lease, whereby under all circumstances and conditions (whether now or hereafter existing or within the contemplation of the parties) the rent payable to Landlord shall be a completely net return to Landlord throughout the term of this Lease; and Tenant shall pay, and shall indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, impositions, offsets, expenses, costs, liabilities, obligations and charges of any kind whatsoever (including, without limitation, reasonable attorney's fees) which shall arise or be incurred, or shall become due, during the Original Term and any Option Terms of this Lease, with respect to or in connection with, the Premises and/or the maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof. Landlord shall not be required to provide any services or do any act in connection with the Premises, and the rent under this Lease shall be paid to Landlord without any claim on the part of Tenant for diminution or abatement, and the fact that Tenant's use and occupancy of the Premises shall be disturbed or prevented by any cause whatsoever shall not in any way suspend, abate or reduce the rent to be paid under this Lease, or otherwise affect Tenant's obligations under this Lease.

6. UTILITIES.

      (a). Charges. Tenant agrees to pay all charges for all utilities used, rendered or supplied upon or in connection with the Premises. Tenant shall make application for and arrange for and pay or cause to be paid all charges for electricity, gas, water, telephone and any other utility services used, rendered or supplied upon or in connection with the Premises and shall indemnify and save harmless Landlord against any liability or charges on account thereof.

      (b). Liability. Landlord shall not be liable to Tenant for any damage should any utility service be interrupted because of repairs, renewals, improvements, alterations, strikes, lockouts, accidents, or any other cause. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or relieve Tenant from performance of Tenant's obligations under this Lease.

7. ASSIGNMENT AND SUBLETTING.

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      (a). No Assignment. Tenant shall not, without the prior written consent of
Landlord, not to be unreasonably withheld, assign this Lease or any interest therein or sublet the Premises, or any part thereof, or permit the use of the Premises by any party other than Tenant, and in the case of any such assignment or subletting to which Landlord shall have consented, a copy of the instrument of assignment or subletting shall be delivered to Landlord promptly upon the making of such assignment or upon such subletting. The sale, issuance or transfer, at any time, of fifty percent (50%) or more of the voting capital stock of Tenant or Pinnacle Financial Partners, Inc. shall be deemed to be an assignment of this Lease within the meaning of this Section, unless such sale issuance or transfer is to an entity whose assets are equal to or greater than Tenant and Pinnacle Financial Partners, Inc. as of the Commencement Date of this Lease. Consent to any assignment, subrent or sublease shall not be deemed to be a consent to any subsequent assignment, subrent or sublease; and all subsequent assignments, subrentals or subleases shall be made likewise only on the prior written consent of Landlord. If Landlord shall consent to an assignment, the assignee of Tenant shall, in writing, assume the obligations of Tenant hereunder, so as to become directly liable to Landlord for all such obligations. Such assumption shall be incorporated in the instrument of assignment, a copy of which shall be delivered to Landlord. No sublease, subrental or assignment by Tenant shall relieve Tenant of any liability hereunder. In the event that Landlord approves Tenant's assignment or subletting of this Lease, Tenant shall pay to Landlord: (1) a fee of one thousand dollars ($1000.00) for the processing by Landlord of the necessary documents in connection with such transaction and
(2) fifty percent (50%) of any monies received by Tenant as a result of the assignment or subletting which are in excess of the rent payable by Tenant hereunder.

      (b). Basis for Withholding Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances: (1) if, at the time consent is requested or at any time prior to the granting of consent, Tenant is or has been in default under this Lease; (2) if, in Landlord's reasonable judgment, the quality or character of the business to be conducted in the Premises is or may be adversely affected during the term of this Lease as a result of the transaction for which consent is requested; (3) if, in Landlord's reasonable judgment, the financial worth of a proposed assignee or sublessee does not meet the credit standards required by Landlord, or the experience of the proposed transferee, assignee, sublessee, or licensee in the type of business conducted in the Premises is not at least equal to that of Tenant, or its reputation for business integrity and quality of operations is not excellent; and (4) in the case of a subletting, if the subletting is of less than the entire Premises.

      (c). Landlord's Assignment. Landlord, at any time, and from time to time, may make an assignment of its interest in this Lease, and, in the event of such assignment and the assumption by the assignee of the covenants and agreements to be performed by Landlord herein, Landlord and its successors and assigns (other than the assignee of this Lease) shall be released from any and all liability hereunder.

8. CONDITION OF PREMISES.

      Landlord to its knowledge upon reasonable investigation represents and warrants to Tenant that it has no knowledge of any Hazardous Substances (as defined in Section 29) in, on or under the Premises. Landlord further represents and warrants to Tenant that it has good title to the Premises and said Premises are not encumbered by any mortgage liens. As to all other matters, Tenant has inspected the Premises and accepts them WITH ALL FAULTS and in their present "AS IS" condition. Other than as set forth above, Landlord has made no statement, representation or warranty regarding the condition of the Premises. As a material consideration for Landlord to enter into this Lease, Tenant releases and discharges Landlord from any and all duty or obligation to provide to Tenant any notice or disclosure of any defect, latent or otherwise, in the Premises, other than as set forth above.

9. TENANT'S ALTERATIONS.

      (a). Landlord Approval. Tenant shall make no alterations, installations, additions or improvements in or to the Premises throughout the Original Term and the Option Terms without Landlord's prior written consent. Landlord's consent and approval required by the preceding sentence shall not be unreasonably withheld or delayed. Landlord's consent shall be deemed given if Landlord has not responded to such request within seven (7) business days following receipt of Tenant's written request for approval. Provided however, Landlord has approved in advance the conceptual drawings and construction work described on attached Exhibit "B" (the "Initial Bank Improvements"). The Initial Bank Improvements and all subsequent work, alterations, installations, additions and

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improvements shall be done at Tenant's sole cost and expense. Prior to commencement of such work, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's or other liens on the real property (to the extent permitted by law) in which the Premises are located, signed by all architects, engineers, contractors, mechanics and designers to become involved in such work. Tenant shall also provide at Landlord's request such financial security as Landlord shall require to guarantee completion of Tenant's work and payment of all contractors and suppliers utilized in connection therewith.

      Any Tenant's work in the Premises, other than the Initial Bank Improvements, shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent to requests for alterations, additions and improvements (provided they will not materially adversely affect the Premises' structure, electrical, HVAC, plumbing or mechanical systems).

      Any such approved alterations and improvements (including the Initial Bank Improvements) shall be performed in accordance with the foregoing and the following provisions of this Section:

      1. All work shall be done in a good and workmanlike manner.

      2. Tenant covenants and agrees to pay to its contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications.

      3. All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the Premises and in accordance with Landlord's rules and regulations, as from time to time promulgated, with respect to alterations.

      4. With respect to the Initial Bank Improvements, Tenant shall furnish to Landlord a complete set of the plans and specifications when available. The work by Tenant and Tenant's contractor to complete the Initial Bank Improvements shall not be materially different than as shown on the description of the Initial Bank Improvements attached as Exhibit "B" hereto.

      5. During the progress of the work to be done by Tenant, all work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

      6. Prior to commencement of any work, Tenant shall furnish to Landlord certificates from its general contractor evidencing the existence of:

            (i) workmen's compensation insurance covering all persons employed for such work; and

            (ii) comprehensive general liability and property insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least Five Million ($5,000,000) Dollars single limit.

      7. Upon completion of any work, including the Initial Bank Improvements, Tenant shall provide to Landlord a complete set of as-built plans for the Premises.

      (b). No Landlord Liability. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

      (c). Mechanic's Liens. Any mechanic's lien filed against the Premises for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise.

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      (d). Fixtures. All alterations, installation, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the Premises which are of a permanent nature and which cannot be removed without damage to the Premises shall become and be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term of the Lease, except that Landlord shall have the right and privilege at any time up to six (6) months prior to the expiration of the term of this Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the Premises to its original condition, ordinary wear and tear excepted.

      (e). Trade Fixtures. Where furnished by or at the expense of Tenant, all furniture, furnishings and trade fixtures, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing no less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

      (f). Abandoned Property. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided herein are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Premises resulting from the removal of the property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

10. REPAIR.

   Tenant shall keep and maintain the interior and exterior of the Premises in good condition and repair, excepting only reasonable wear and tear. Such repair and maintenance responsibilities of Tenant shall include, but not be limited to, the roof and outside walls, including all of the structural components of the Premises, the plumbing, electrical, wiring, heating, ventilating and air conditioning systems, all windows and doors, both interior and exterior, replacement of any plate glass which may be damaged or broken, floor surfaces and coverings, and the repair and maintenance of the parking area that is included in the Premises. Notwithstanding any other provision hereof, Landlord shall not be liable or responsible for any loss or damages to the contents of the Premises, including, without limitation, Tenant's inventory or equipment or any other property of Tenant or its customers, which may be occasioned by or result from the leaking, overflowing or rising of water through the roof or any other means of entry, or without limitation, the leaking or discharge of water or other substance from any plumbing or fire-extinguishing fixtures or equipment, or from any electrical or power failure or malfunction. Landlord shall have no obligation to perform any repairs or other maintenance of the Premises during the term of this Lease.

11. USE AND OPERATION.

      (a). Use. The Premises shall during the term of this Lease be used and occupied by Tenant, subject to the conditions herein contained, for the purpose of operating a branch bank facility which includes a drive through area, and any other office use. The Premises may not be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

      (b). Exterior Areas. Tenant shall keep the outside areas immediately adjoining the Premises clean and free from ice and snow, and shall refrain from placing or permitting any rubbish, obstructions or merchandise in such areas.

      (c). Garbage. Tenant shall store all trash and garbage in adequate containers maintained in a neat and clean condition and in accordance with all applicable codes and regulations, located where Landlord shall from time

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to time designate, so as not to create or permit any health or fire hazard, and
Tenant shall arrange for the regular removal thereof at Tenant's expense.

12. RESTRICTIONS ON USE.

      Tenant shall not use, occupy or permit the Premises or any part thereof to be used or occupied for any business, use or purpose deemed by Landlord to be disreputable, disorderly or extra-hazardous, nor in such manner as to disturb the peaceful and quiet occupancy of adjoining properties or constitute a nuisance of any kind; nor shall Tenant allow, permit or suffer any noise, smoke or odor to escape from the Premises in a manner which will disturb other occupants adjacent properties. Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including federal, state, county and municipal authorities), now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises, and of all insurance bodies applicable to the Premises or to the Tenant's use or occupancy thereof.

      Landlord shall not be liable to Tenant for any damage due to any interruption of utility service, whether due to any interruption of utility service, whether from repairs, accidents, strikes, or any other cause, nor shall the same be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from the operation of any covenant or agreement of this Lease.

13. SIGNS.

      No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by Tenant on any part of the outside of the Premises unless:
(i) such sign shall conform to all applicable laws, ordinances and governmental regulations, and (ii) Tenant shall have obtained Landlord's prior written approval of the size, lighting (if applicable) and location of all such signs. Provided however, Landlord has approved the signage described on attached Exhibit "B". At the expiration or sooner termination of this Lease, Tenant shall remove all signs installed or placed on or in the Premises by it and shall repair any damage caused by such removal. Tenant shall not erect or place, or permit to be erected or placed, on the Premises any sign, or other form of advertising fixture or equipment, other than signs relating to the principal business conducted by Tenant in the Premises.

14. CASUALTY.

      In the event that the Premises are damaged by fire or other casualty during the term hereof, and Tenant shall pay the deductible on the property insurance required to be carried by Tenant on the Premises, if any, and the Premises shall be repaired or rebuilt to the same condition that existed prior to such casualty as speedily as practical under the circumstances at the expense of Tenant (or Landlord, as loss payee under such policy). All repairs required to be made shall be accomplished with reasonable promptness subject to unavoidable delays. The rent shall abate in proportion to the portion of the Premises that is unfit. If the Premises should be damaged by fire or other casualty and the Premises cannot reasonably be repaired or restored as determined by a mutually agreeable architect within twelve (12) months from the date of the determination, Landlord or Tenant may, at either's option, terminate this Lease by notice in writing to the other within sixty (60) days after the date of casualty. In the event of such termination, Landlord shall retain the amount of the insurance proceeds, Tenant shall pay the amount of any deductible under the property insurance policy

15. LIABILITY.

      The covenants and undertakings herein made and entered into by Landlord are solely for the purpose of binding Landlord to the extent specifically of Landlord's interest in the Premises only, and it is expressly agreed by the parties hereto and by all persons claiming by, through or under them that no personal liability is assumed by or shall at any time arise or be asserted or enforced against Landlord, its successors and assigns, on account of the covenants herein contained, either express or implied, all such liability, if any, being expressly waived and released by Tenant and by any and all persons claiming by, through or under Tenant, and that recourse hereunder, if any, by Tenant, its successors or assigns, shall be limited specifically and exclusively to Landlord's interest in the Premises.

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16. INSURANCE.

      (a) Types of Coverages. Tenant shall at all times during the term of this Lease, at its sole cost and expense, maintain in full force and effect the following insurance in standard form generally in use in the State of Tennessee with insurance companies satisfactory to Landlord and authorized to do business in Tennessee, which insurance shall name Landlord as an additional insured for the full amount of the insurance herein required;

      (i) Fire and Extended Coverage insurance policy with special causes of loss naming Landlord as loss payee as respects building ownership insuring against loss or damage by fire or other casualty in an amount not less than one hundred percent (100%) of the replacement cost of the Premises.

      (ii) Comprehensive public liability insurance and property damage insurance against all claims for bodily injury, death or property damage occurring in or about the Premises and the property of which the Premises is a part in a combined single limit not less than One Million Dollars ($1,000,000) with a Five Million Dollar ($5,000,000) umbrella liability policy.

      (iii) Personal Property Insurance covering Tenant's trade fixtures, furniture, equipment and other improvements or installations providing protection to the extent of not less than eighty (80%) percent of the insurable value thereof against all casualties.

      (iv) Business Income Coverage for the loss of rents during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards covered by the fire and extended coverage outlined above.

      (b). Copies of Policies. Tenant shall, as of the Commencement Date of the term of this Lease and thereafter not less than thirty (30) days prior to the expiration of any insurance policy required hereunder, furnish Landlord with a copy or certificate of said policy. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of said policy without endeavoring to give prior written notice to Landlord. If Tenant fails to provide Landlord with insurance policy copies or certificates evidencing the insurance coverages required above, then Landlord shall have the right to obtain the required insurance coverage and the Tenant shall pay the premiums therefor upon demand.

      (c). Waiver of Subrogation. Tenant does hereby waive all rights of recovery, if any, against Landlord for damage to, or destruction of, the Premises or any of Tenant's personal property in the event such damage or destruction is caused by fire or other casualty which may be covered by a standard fire and extended coverage insurance policy.

17. TAXES.

      (a). Personal Property Taxes. Tenant shall pay all taxes levied on personal property, including fixtures and equipment, owned by Tenant and situated on or installed in the Premises.

      (b). Real Estate Taxes. Landlord shall pay all taxes and assessments levied on the Premises including any increases during the Term whether as the result of improvements made to the Premises or not.

      (c). Tax on Rents. The parties recognize that, as of the date hereof, the laws of Tennessee and of the United States do not provide for the imposition of any tax specifically on rents payable under leases of real property of the type here involved. Nevertheless, if at any time during the term of this Lease, a tax on the rents payable hereunder is imposed on, assessed against, or made payable by Lessor (including, without limitation any type of sales or similar excise tax, but excluding any general income tax) by any governmental entity or taxing authority, the amount of any such tax shall immediately be deemed to be additional rent payable by Tenant to Landlord on the same dates and together with the payments of the rents due hereunder.

18. CONDEMNATION.

      (a). Total Taking, If the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase under threat of condemnation, then this Lease shall automatically terminate as of the date that title shall be taken.

      (b). Partial Taking If such material part of the Premises shall be taken for any quasi or quasi public use under any statute or by right of eminent domain, or by purchase under threat of condemnation, such that Tenant's business operations are materially adversely affected, then Tenant, upon ninety (90) days notice to Landlord, may terminate this Lease.

      (c). Award. In any event, all compensation awarded or paid upon such a total or partial taking, except for compensation paid on account of Tenant's fixtures or moving expenses, shall be paid to and be the property of Landlord without reduction for the value of Tenant's estate, Tenant hereby assigning any such award to Landlord.

19. DEFAULT.

      (a). Events of Default. The happening of any of the following during the term of this Lease shall be an "Event of Default":

      (i). If Tenant shall not pay to Landlord any installment of rent or any other sum herein specified to be paid by Tenant and such nonpayment shall continue for seven (7) days after such Landlord shall have given notice thereof to Tenant;

      (ii). If Tenant shall be repeatedly late in the payment of rent to the same Landlord or any other sum herein specified to be paid by Tenant (for the purposes of this provision, "repeatedly" shall mean two (2) times in any twelve (12) month period);

      (iii). If Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements or other obligations hereunder and such default shall not be cured within fifteen (15) days after Landlord shall have given Tenant notice specifying the default, or, in the event that the curing of such default cannot reasonably be accomplished within fifteen (15) days, then if Tenant shall fail to promptly commence and diligently proceed with the curing thereof;

      (iv). If Tenant shall assign this Lease or sublet all or any part of the Premises in violation of the terms of this Lease;

      (v). If Tenant files a voluntary petition under Chapter 7 of the federal bankruptcy act (or any successor provision), or if Tenant files a voluntary petition under Chapter 11 of the federal bankruptcy act (or any successor provision) and does not affirm or reject this Lease within sixty
      (60) days from the date of such filing, or if Tenant is finally adjudicated a bankrupt or insolvent, or if an involuntary petition in bankruptcy is filed against Tenant and such petition is not dismissed within sixty (60) days from the date of such filing;

      (vi). If a receiver is appointed for, or execution is levied upon, all or substantially all of Tenant's business or assets or Tenant's leasehold interest hereunder; or

      (vii). If Tenant shall make a general assignment for the benefit of its creditors.

      (b). Landlord's Options. Upon the happening of any Event of Default, Landlord (in addition to and not in limitation of any other remedy permitted by law or under this Lease) may, at its option, do any of the following:

      (i). Landlord may terminate the term of this Lease, in which event Landlord shall be entitled to recover from Tenant all sums due and payable by Tenant up to the date of such termination together with any direct, but not consequential, damages which shall accrue by any reason of Tenant's default hereunder, which liability of Tenant shall survive any termination of this Lease. Upon any termination of the term hereof, Tenant shall promptly vacate the Premises and surrender possession thereof to Landlord; and in such event, Landlord may enter upon the Premises and repossess the same, and may expel or remove Tenant and any others who may be occupying the Premises, and may remove any and all property therefrom, using such force as may be necessary, without relinquishing Landlord's right to the rents due hereunder or any other damages or right given to Landlord hereunder or by operation of law. Except as herein expressly provided, Tenant shall not be entitled to and hereby waives service of any demand for possession of the Premises or for the performance of Tenant's obligations hereunder.

      (ii). Landlord may elect to terminate Tenant's right to possession of the Premises without terminating the term of this Lease, in which event Landlord, at its option, may enter upon the Premises and remove Tenant's property and any other evidence of tenancy and take and hold possession thereof, without releasing Tenant in whole or in part from its obligation to pay all rent herein provided for the full term of this Lease, and in such case Tenant shall continue to pay to Landlord the entire amount of the rent and other sums payable by Tenant hereunder for the remainder of the term hereof. After entry and possession by Landlord without terminating the term of this Lease, Landlord may relet the Premises, or any part thereof, for the account of Tenant, to such person or party, for such rent, for such time (which may be less than or exceed the remaining term of this Lease) and upon such terms as Landlord in its sole discretion may determine. If any rental collected by Landlord upon such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent provided for in this Lease and not theretofore paid by Tenant, Tenant shall pay any deficiency to Landlord. If any rental collected by Landlord upon such reletting for Tenant's account exceeds the amount of the rent provided for in the Lease, after consideration of the Landlord's costs, expenses of reletting and of any repairs or alterations or remodeling made in connection with any such reletting, Landlord shall, at the end of the stated term hereof, apply any surplus to the extent thereof to the discharge of any obligation of Tenant to Landlord under the terms of this Lease. Landlord shall have the right from time to time to begin and maintain successive legal proceedings against Tenant for the recovery of such deficiency or damages or for a sum equal to any installment or installments of rent and any other sums required to be paid hereunder and to recover the same from Tenant, which liability of Tenant shall survive the institution of any action to secure possession of the Premises.

      (c). Landlord's Right to Perform Obligations of Tenant. If Tenant shall fail to make any payment of taxes or any insurance premium or any other payment required hereunder or shall fail to provide evidence of insurance coverage as herein provided or shall fail to make any required repair or restoration or shall default in the performance of any other covenant, agreement, term, provision, or condition herein contained, then Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment or otherwise remedy such default for the account and at the expense of Tenant, without notice in the case of an emergency, or, in any other case, if Tenant shall fail to make such payment or remedy such default with all reasonable diligence after Landlord shall have given Tenant ten (10) days notice of such default.

      (d). Payments by Landlord. All costs and expenses incurred by Landlord in connection with any default by Tenant referred to above and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in enforcing or attempting to enforce any right against Tenant under or in connection with this Lease, as well as all costs for any property, material, labor or services provided, furnished or rendered (or caused to be) by Landlord with respect to the Premises for the account of Tenant, together with interest thereon at the highest lawful rate from the respective dates of Landlord's making of each such payment or incurring of such cost or expense, shall become additional rent due and payable by Tenant and shall be paid immediately on demand by Landlord.

      (e). Cumulative Remedies. Landlord may obtain injunctive relief or other judicial restraint of any breach or threatened breach of any covenant, agreement, term, provision or other condition of this Lease. The mention herein of any particular remedy shall not preclude Landlord from any other remedy it might have either at law or in equity. All rights and remedies of Landlord shall be distinct, separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other.

20. WAIVER.

      No waiver by Landlord of any violation or breach of any of the terms, covenants, conditions or agreements of this lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, covenants, conditions or agreements hereof; and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord or satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this lease.

21. HOLDOVER.

      Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this Lease as herein provided, and the term of this Lease shall expire on the termination date herein mentioned without notice being required from either party. In the event that Tenant or any party holding under Tenant shall holdover the Premises beyond the expiration of the term of this Lease, whether by limitation or forfeiture, such party shall pay two hundred percent (200%) of the then payable rent hereunder during such holdover period; provided, however, that if Tenant shall remain in possession of the Premises beyond the expiration of the term with the express consent of Landlord, then such possession shall be as a month-to month tenant at the rent mutually agreed to between the parties, and the provisions of this Lease shall be applicable.

22. ESTOPPEL CERTIFICATES; SUBORDINATION.

      Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, from time to time during this Lease: (1) a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which the rent and other sums payable hereunder have been paid, and (c) that no notice has been received by Landlord of any default which has not been cured, except as to defaults specified in said certificate; which such certificate may be relied upon by any prospective purchaser of mortgagee of the Premises or any interest therein or any part thereof; and (2) an agreement in such form as Landlord may reasonably require by which Tenant subordinates Tenant's interest in and under this Lease and the Premises to any lender or proposed lender who will be obtaining a mortgage lien encumbering the Premises and agreeing to attorn to such lender or a purchaser at a foreclosure sale by reason of the foreclosure of such mortgage lien or to any grantee of a deed in lieu of foreclosure, provided that any such subordination agreement contains a customary nondisturbance provision.

23. NOTICES.

      Any notice to be given by either party to the other pursuant to the provisions of this lease shall be in writing and shall be deemed to be duly given if delivered personally or mailed by registered or certified mail, return receipt requested, addressed to Landlord at Evalina Harwell Andrews, 1624 Chickering Road, Nashville, Tennessee 37215, with copy to Fred Russell Harwell, Esq., Stokes Bartholomew Evans & Petree, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee 37219-2386, and addressed to Tenant at the Premises.

24. ENTIRE AGREEMENT.

      Landlord and Tenant agree that this Lease contains the entire agreement between them and shall not be modified in any manner except by an instrument in writing signed by each of them.

25. HEADINGS.

      The headings as to contents of particular paragraphs herein are inserted for convenience only and shall not be considered to be part of this lease or in any way to modify, amend or affect the provisions hereof.

26. TIME OF ESSENCE.

      Time is of the essence of this Lease and all its provisions.

27. ATTORNEY FEES AND COSTS.

   Upon an Event of Default or Landlord's enforcement of any and all other rights herein, Tenant shall pay all costs and expenses of Landlord hereunder including all reasonable attorneys' fees and expenses.

28. INDEMNIFICATION.

   Tenant shall indemnify, protect, defend, and hold harmless Landlord from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs, attorneys fees, and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof by Tenant; and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses, attorney fees, and judgments suffered by, recovered from or asserted against Landlord, on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused, by an act, omission, negligence or misconduct on the part of Tenant, or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant, or when any such injury or damage is the result, of the violation by Tenant, or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any rules of Landlord included in this Lease (as such rules may hereafter at any time or from time to time be amended or supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Premises. Tenant shall only be responsible for direct, not consequential damages.

29. ENVIRONMENTAL MATTERS.

   Tenant shall not cause or permit any hazardous or toxic substances, materials or waste ("Hazardous Substances") to be used, generated, stored or disposed of in, on or under, or transported to or from the Premises ("Hazardous Materials Activities") unless (a) such Hazardous Substances are necessary for Tenant's business and (b) Tenant first obtains the written consent of Landlord. If these conditions are satisfied, Tenant shall at all times and in all respects comply with all local, state, and federal laws, ordinances, regulations and orders relating to Hazardous Substances.

   Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect and hold harmless, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs (including clean-up costs) or expenses (including attorney's fees, consultant's fees and expert's fees) for the death or injury to any person, or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under, or about the Premises of any Hazardous Substances; (b) any discharge or release in or from the Premises of any Hazardous Substances; (c) Tenant's use, storage, transportation, generation, disposal, release or discharge of Hazardous Substances to, in, on, under, about or from the Premises; or (d) Tenant's failure to comply with any Hazardous Substances law. Tenant's obligations under this section shall survive the expiration or earlier termination of the term of this Lease.

   Landlord shall indemnify, defend (by counsel acceptable to Tenant), protect and hold harmless, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs (including clean-up costs) or expenses (including attorney's fees, consultant's fees and expert's fees) for the death or injury to any person, or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under, or about the Premises of any Hazardous Substances prior to the commencement of this Lease; or (b) any discharge or release in or from the Premises of any Hazardous Substances prior to the commencement of this Lease. Landlord's obligations under this section shall survive the expiration or earlier termination of the term of this Lease.

30. SECURITY DEPOSIT.

      Simultaneously with the execution of this lease, Tenant shall deposit with landlord the sum of Forty Thousand Dollars ($40,000) as a security deposit. Such security deposit (which shall not bear interest to Tenant) shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under the Lease. Upon the expiration of the term hereof (or any renewal or extension thereof), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions and agreements. In the event of any default by Tenant hereunder during the term of this Lease, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to cure such default, in which event Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the property of which the Premises is a part, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event the security deposit and landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

31. COMMISSION.

      Landlord has agreed to pay a commission to Eakin Partners for its efforts in bringing Tenant to the Premises, which commission is governed by a separate instrument than this Lease. Said commission represents the total payment due to Eakin Partners for Tenant's lease of the Premises for the term and the two (2) Option Terms. The parties acknowledge that, other than Eakin Partners, there have been no brokers involved in this transaction. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all claims or demands for broker's commissions or fees made by any person, firm or corporation based on the actions of Tenant.

32. QUIET ENJOYMENT.

   If Tenant is not in default hereunder, Landlord warrants that Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by anyone.

33. GUARANTY OF LEASE.

   Pinnacle Financial Partners, Inc. joins in this Lease as a guarantor of the obligations of Tenant, pursuant to the Unconditional Guaranty of Payment and Performance attached hereto and incorporated herein by reference as Exhibit "C".

34. MEMORANDUM OF LEASE.

   The parties hereto agree to record, at the expense of Tenant, a short form memorandum of lease describing the term of this Lease, a description of the Premises, the renewal options and any other information the parties agree to include.

   IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above mentioned.

                                          LANDLORD:

                                          BUCKHEAD INVESTMENTS LLC,
                                          a Tennessee limited liability company

                                          By: /s/ Alexander S. Fuqua
                                             ---------------------------------
                                               Alexander S. Fuqua
                                          Its: Chief Manager and Member

                                          /s/ Sam K. Harwell, IV
                                          ------------------------------------
                                          Sam K. Harwell, IV

                                          /s/ Fred Russell Harwell
                                          ------------------------------------
                                          Fred Russell Harwell

                                          /s/ James D. Harwell
                                          ------------------------------------
                                          James D. Harwell

                                          /s/ Evalina Harwell Andrews, Trustee
                                          ------------------------------------
                                          Evalina Harwell Andrews, Trustee

                                          Date: October 7th, 2003

                                          TENANT:

                                          PINNACLE NATIONAL BANK

                                          By: /s/ Hugh M. Queener
                                              -------------------------------

                                          Title: CAO
                                                 ----------------------------

                                          Date: October 7th, 2003

                                    EXHIBIT A

                           DESCRIPTION OF THE PREMISES

Map 92-15; Parcel 146:

Being in the 21st Ward of the City of Nashville, and being a part of the Elliston Property in West Nashville, being undivided on said plan and of record in Book 21, page 141, Register's Office for Davidson County, Tennessee, and described as follows:

Beginning at a point in the westerly margin of Twenty Third Avenue North, formerly Elliston Avenue, 160 feet southerly from the southerly margin of Elliston Place, formerly the Harding Pike; thence southerly with the westerly margin of Twenty Third Avenue, 40 feet to the northerly margin of an alley; thence with said alley westerly 100 feet and thence easterly 100 feet to the point of beginning on Twenty Third Avenue. On the said lot there is a two story apartment house known on the said Avenue by its City Number as 109.

Map 92-15; Parcel 147:

Being part of the Elliston Property, a plan of which is of record in Book 21, page 141, Register's Office of Davidson County, Tennessee, being undivided on said plan.

Said property begins on the Westerly margin of 23rd Avenue North (formerly Elliston Avenue) 175 feet Northerly from the Northerly margin of West End Avenue, at the intersection of the Northerly margin of a fifteen foot Alley; Thence, with said 23rd Avenue North, Northerly fifty feet to the Southerly margin of another purposed Alley; Thence, with the Southerly margin of said last mentioned Alley. Westerly 100 feet; Thence, Southerly, parallel with 23rd Avenue North, fifty feet, to the Northerly margin of the first mentioned Alley; Thence, with the Northerly margin of said Alley, Easterly, 100 feet to the beginning.

Map 92-15; Parcel 148:

Being on the northwest comer of West End Avenue and 23rd Avenue, North, and more particularly bounded and described as follows:

Being part of the Elliston property, a plan of which is recorded in Book 21, page 141 of the Register's Office for Davidson County. Tennessee.

Beginning in the northerly margin of said West End Avenue at its intersection with the westerly margin of said 23rd Avenue. running thence northerly with said westerly margin of said 23rd Avenue, North 160 feet to an Alley; Thence westerly with the southerly margin of said Alley 50 feet; Thence southerly and parallel with said 23rd Avenue, North 160 feet to the northerly margin of West End Avenue, and Thence easterly with the northerly margin of said West End Avenue, 50 feet to the beginning.

                                    EXHIBIT B

                      CONSTRUCTION NARRATIVE AND SIGN PLANS

                                    EXHIBIT C

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

      FOR VALUE RECEIVED, and in consideration of PINNACLE NATIONAL BANK ("Tenant") entering into that certain Lease Agreement with E. HARWELL ANDREWS, TRUSTEE ("Landlord") of even date herewith, for the lease of the premises known as 2300 West End Avenue, Nashville, Tennessee (the "Lease"), the undersigned, PINNACLE FINANCIAL PARTNERS, INC. (the "Guarantor"), hereby unconditionally guarantees to Landlord and its successors and assigns the full and prompt payment when due, of all amounts owing pursuant to the Lease. Guarantor hereby agrees that if the amounts owing pursuant to the Lease are not paid by Tenant in accordance with their terms then Guarantor will immediately make such payments.

      Guarantor hereby waives and agrees not to assert or take advantage of the defense(s) of the statute of limitations, failure of Landlord to give notice of the existence of any new or additional or obligation, notice of presentment and demand for payment of any obligations hereby guaranteed and any other notices to which Guarantor might otherwise be entitled.

      This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuant of any remedies against Tenant or any other person. Guarantor waives any right to require that an action be brought against Tenant or any other person. In the event of a default under the Lease, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other instrument now or hereafter evidencing or otherwise relating to the obligations evidenced by the Lease against Guarantor.

      Guarantor acknowledges that this Guaranty was negotiated, executed and delivered in the State of Tennessee, that this Guaranty is to be performed in the State of Tennessee and shall be governed and construed in accordance with the laws of the State of Tennessee. Guarantor hereby submits to personal jurisdiction in the State of Tennessee for the enforcement of this Guaranty.

      This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord, except by a writing signed by Landlord. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Tenant under, by reason of or pursuant to the Lease, have been completely performed. The provisions of this Guaranty shall be binding upon Guarantor and Guarantor's successors and assigns, and shall enure to the benefit of Landlord, its successors and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the dissolution of Tenant.

      IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the day of October, 2003.

                                          PINNACLE FINANCIAL PARTNERS, INC.

_________________________________         By:_______________________________
Witness
                                          Its:______________________________

                                    Page 101